Exhibit 23.3




               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on June 11, 1998, of U.S. Industries, Inc. of our report dated November 14, 1997 appearing on page 26 of the U.S. Industries, Inc. Annual Report on Form 10-K/A for the year ended September 30, 1997.



PRICE WATERHOUSE LLP /s/

Florham Park, New Jersey
June 10, 1998